Exhibit 10-1

SECOND AMENDMENT
TO
AMENDED AND RESTATED CREDIT AGREEMENT

THIS SECOND AMENDMENT TO AMENDED AND RESTATED CREDIT AGREEMENT (this “Amendment”), dated as of June 29, 2005, is entered into by and among HERCULES INCORPORATED, a Delaware corporation (the “Company”), the Guarantors signatory hereto, the Lenders signatory hereto, CREDIT SUISSE, CAYMAN ISLANDS BRANCH (formerly known as Credit Suisse First Boston, acting through its Cayman Islands Branch), as Administrative Agent for the Lenders (in such capacity, the “Administrative Agent”) and WACHOVIA BANK, NATIONAL ASSOCIATION, as Syndication Agent and Issuing Lender (together with the Administrative Agent, the “Agents”).

RECITALS

A.           The Company, the Guarantors, the Lenders and the Agents are party to that certain Amended and Restated Credit Agreement dated as of April 8, 2004 (as amended by that certain First Amendment to Amended and Restated Credit Agreement dated as of August 12, 2004, and as further amended, restated, modified or supplemented, the “Existing Credit Agreement”).  Unless otherwise defined herein or the context otherwise requires, terms used in this Amendment, including its preamble and recitals, have the meanings provided in the Existing Credit Agreement.

B.           The Company has requested certain modifications to the Existing Credit Agreement.

C.           Such modifications require the consent of the Required Lenders and of all of the Lenders with a Revolving Commitment (the “Revolving Lenders”).

D.           The Required Lenders and the Revolving Lenders have consented to the requested modifications on the terms and conditions set forth herein.

AGREEMENT

NOW, THEREFORE, IN CONSIDERATION of the premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

I.           AMENDMENTS TO EXISTING CREDIT AGREEMENT

Subject to the satisfaction of the conditions precedent set forth in Section 4 of Article II hereof, from and after the Second Amendment Effective Date (as defined below), the Existing Credit Agreement is hereby amended in the following respects:

1.           Section 5.2(k)(ii)(B)(I)(2) of the Existing Credit Agreement is hereby amended by deleting the reference therein to “$100,000,000” and replacing it with a reference to “$150,000,000”.

2.           The definition of “Applicable Margin” in Section 7.1 of the Existing Credit Agreement is hereby amended by replacing the pricing grid relating to Revolving Loans and Revolving Commitments in clause (i) of such definition in its entirety with the following:

Pricing Level	Leverage Ratio	Applicable Margin for Commitment Fees	Revolving Loans
			Applicable Margin for Eurodollar Loans	Applicable Margin for ABR Loans
I	> 3.75x	.375%	1.50%	0.50%
II	> 3.25x and < 3.75x	.325%	1.25%	0.25%
III	< 3.25x	.300%	1.00%	0.00%

3.           The definition of “Applicable Margin” in Section 7.1 of the Existing Credit Agreement is hereby further amended by deleting the “and” before clause (b) in the proviso in the last paragraph of such definition and inserting the following as a new clause (c) in such proviso:

“(c)
the Applicable Margin for Revolving Loans and the Commitment Fee as of the Second Amendment Effective Date shall be based on Pricing Level II of the pricing grid set forth in clause (i) above and shall remain at such level until the first Rate Calculation Date subsequent to the Second Amendment Effective Date (as defined in the Second Amendment hereto), and, thereafter, the Pricing Level shall be determined by the then current Leverage Ratio”

4.           The definition of “Asset Disposition” in Section 7.1 of the Existing Credit Agreement is hereby amended by deleting the reference to “$25,000” in clause (ii) therein and replacing it with a reference to “$250,000”.

5.           The definition of “Consolidated EBITDA” in Section 7.1 of the Existing Credit Agreement is hereby amended by deleting the “and” immediately before clause (iii)(e) and replacing it with a “,” and inserting the following as a new clause (iii)(f):

“(f) cash restructuring charges taken by the Company in the fiscal year ended December 31, 2005 not to exceed $20,000,000 in the aggregate”

6.           The definition of “Indebtedness” in Section 7.1 of the Existing Credit Agreement is hereby amended by adding the following proviso at the end of clause (vii) of such definition:

“; provided that the component of such amount represented by contingent obligations only (i.e., rather than actual liabilities on the balance sheet) shall be reduced Dollar for Dollar by the amount of unrestricted cash on the consolidated balance sheet of the Company and its Subsidiaries,”

II.           MISCELLANEOUS

1.           Representations and Warranties.  Each of the Credit Parties represents and warrants to the Lenders and the Administrative Agent as follows:

(i)	It has taken all necessary action to authorize the execution, delivery and performance of this Amendment.

(ii)
This Amendment has been duly executed and delivered by such Credit Party and constitutes such Credit Party’s legal, valid and binding obligation, enforceable in accordance with its terms, except as such enforceability may be limited (x) by general principles of equity and conflicts of laws (whether enforcement is sought by proceedings in equity or at law) or (y) by bankruptcy, reorganization, insolvency, moratorium or other laws of general application relating to or affecting the enforcement, of creditors' rights.

(iii)
No consent, approval, authorization or order of, or filing, registration or qualification with, any court or governmental authority or third party is required in connection with the execution, delivery or performance by such Credit Party of this Amendment (except for those which have been obtained on or prior to the Second Amendment Effective Date).

(iv)
The execution and delivery of this Amendment does not diminish or reduce its obligations under the Credit Documents (including, without limitation, in the case of each Guarantor, such Guarantor’s guaranty pursuant to Section 3A of the Existing Credit Agreement) in any manner, except as specifically set forth herein.

(v)
Such Credit Party has no claims, counterclaims, offsets, or defenses to the Credit Documents and the performance of its obligations thereunder, or if such Credit Party has any such claims, counterclaims, offsets, or defenses to the Credit Documents or any transaction related to the Credit Documents, the same are hereby waived, relinquished and released in consideration of the Required Lenders’ and the Term B Loan Lenders’ execution and delivery of this Amendment.

(vi)
The representations and warranties of the Credit Parties set forth in Section 1 of the Existing Credit Agreement are true and correct in all material respects as of the date hereof (except those that expressly relate to an earlier date, in which case such representations and warranties are true and correct in all material respects as of such earlier date) and all of the provisions of the Credit Documents, except as amended hereby, are in full force and effect.

(vii)
Subsequent to the execution and delivery of this Amendment and after giving effect hereto, no unwaived event has occurred and is continuing on the date hereof which constitutes a Default or an Event of Default.

2.           Liens.  Each Credit Party affirms the liens and security interests created and granted by it in the Credit Documents (including, but not limited to, the Security Agreement and the Mortgages) and agrees that this Amendment shall in no manner adversely affect or impair such liens and security interests.

3.           Effect of Amendment.  Except as expressly modified and amended in this Amendment, all of the terms, provisions and conditions of the Credit Documents shall remain unchanged and in full force and effect.  The Credit Documents and any and all other documents heretofore, now or hereafter executed and delivered pursuant to the terms of or otherwise in connection with the Credit Documents are hereby amended so that any reference to the Existing Credit Agreement shall mean a reference to the Existing Credit Agreement as amended hereby.

4.           Conditions Precedent.   This Amendment shall become effective as of the date first above written (the “Second Amendment Effective Date”) when, and only when, each of the following conditions shall have been satisfied (it being understood that the satisfaction of one or more of the following conditions may occur concurrently with the effectiveness of this Amendment):

(a)           Execution of Counterparts of Amendment.  The Administrative Agent shall have received counterparts of this Amendment, which collectively shall have been duly executed on behalf of the Company, each of the Guarantors, the Required Lenders and each of the Revolving Lenders.

(b)           Officer’s Certificate.  The Administrative Agent shall have received a certificate executed by a Responsible Officer of the Company as of the Second Amendment Effective Date, in form and substance satisfactory to the Administrative Agent, stating that (i) each Credit Party is in compliance with all existing material financial obligations, (ii) all governmental, shareholder and third party consents and approvals, if any, with respect to the Credit Documents and the transactions contemplated thereby have been obtained, (iii) no action, suit, investigation or proceeding is pending or threatened in any court or before any arbitrator or governmental instrumentality that purports to affect any Credit Party or any transaction contemplated by the Credit Documents, if such action, suit, investigation or proceeding would reasonably be expected to have a Material Adverse Effect, and (iv) (A) no Default or Event of Default exists and (B) all representations and warranties contained herein and in the other Credit Documents are true and correct in all material respects (except those that expressly relate to an earlier date, in which case such representations and warranties are true and correct in all material respects as of such earlier date).

(c)           Fees and Expenses.  The payment by the Company to the Agents (or their Affiliates) of all fees and expenses relating to this Amendment and the Existing Credit Agreement which are due and payable on the Second Amendment Effective Date, including, without limitation, payment by the Company (i) on the date hereof, of all out-of-pocket costs and expenses of the Agents in connection with the preparation, execution and delivery of this Amendment, including without limitation the fees and expenses of Moore & Van Allen PLLC, special counsel to the Agents, and (ii) of the other respective fees set forth in the engagement letter executed by and among the Company and the Agents in connection with this Amendment.

5.           Construction.  This Amendment is a Credit Document executed pursuant to the Existing Credit Agreement and shall (unless otherwise expressly indicated therein) be construed, administered and applied in accordance with the terms and provisions of the Existing Credit Agreement as amended hereby.

6.           Counterparts.  This Amendment may be executed in any number of counterparts and by the parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which taken together shall constitute one and the same instrument.

7.           GOVERNING LAW.  THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

8.           Binding Effect.  This Amendment, the Existing Credit Agreement as amended hereby and the other Credit Documents embody the entire agreement between the parties and supersede all prior agreements and understandings, if any, relating to the subject matter hereof. These Credit Documents represent the final agreement between the parties and may not be contradicted by evidence of prior, contemporaneous or subsequent oral agreements of the parties. Except as expressly modified and amended in this Amendment, all the terms, provisions and conditions of the Credit Documents shall remain unchanged and shall continue in full force and effect.

9.           Severability.   If any provision of this Amendment is determined to be illegal, invalid or unenforceable, such provision shall be fully severable and the remaining provisions shall remain in full force and effect and shall be construed without giving effect to the illegal, invalid or unenforceable provisions.

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IN WITNESS WHEREOF, each of the parties hereto has caused a counterpart of this Amendment to be duly executed and delivered as of the date first above written.

COMPANY:                                                                           HERCULES INCORPORATED

By: /s/ Allen A. Spizzo
Name: Allen A. Spizzo
Title: Chief Financial Officer

GUARANTORS:                                                  AQUALON COMPANY,
a Delaware general partnership
EAST BAY REALTY SERVICES, INC.,
a Delaware corporation
HERCULES COUNTRY CLUB, INC.,
a Delaware corporation
HERCULES CREDIT, INC.,
a Delaware corporation
HERCULES EURO HOLDINGS, LLC,
a Delaware limited liability company
HERCULES FINANCE COMPANY,
a Delaware general partnership
HERCULES FLAVOR, INC.,
 a Delaware corporation
HERCULES HYDROCARBON HOLDINGS, INC.,
a Delaware corporation
HERCULES INTERNATIONAL LIMITED, LLC,
a Delaware limited liability company
HERCULES PAPER HOLDINGS, INC.,
a Delaware corporation
HERCULES SHARED SERVICES CORPORATION,
a Delaware corporation
WSP, INC.,
a Delaware corporation
ATHENS HOLDINGS, INC.,
a Delaware corporation
COVINGTON HOLDINGS, INC.,
a Delaware corporation
FIBERVISIONS INCORPORATED,
a Delaware corporation
FIBERVISIONS, L.P.,
a Delaware limited partnership
FIBERVISIONS PRODUCTS, INC.,
a Georgia corporation
FIBERVISIONS, L.L.C.,
a Delaware limited liability company

By: /s/ Allen A. Spizzo
Name: Allen A. Spizzo
Title: Authorized Representative
for each of the foregoing Guarantors

ADMINISTRATIVE AGENT
AND LENDER:	CREDIT SUISSE, CAYMAN ISLANDS BRANCH (formerly known as Credit Suisse First Boston, acting through its Cayman Islands Branch), in its capacity as Administrative Agent, Collateral Agent and Lender

By: /s/ James Moran
Name: James Moran
Title: Managing Director

By:  /s/ Denise Alvarez
Name: Denise Alvarez
Title: Associate

LENDERS:                                                                           WACHOVIA BANK, NATIONAL ASSOCIATION

By:  /s/ C. Jeffrey Seaton
Name C. Jeffrey Seaton
Title: Managing Director

____________________________________
[Name of Institution or Fund]

By:
Name:
Title: